EXHIBIT 99.1

                                   NUI CORPORATION

                         DECLARATION OF REGISTRATION RIGHTS

            DECLARATION made as of August 16, 1999 by NUI Corporation, a New Jersey corporation ("NUI"), for the benefit of stockholders of International Telephone Group, Inc., a New Jersey corporation ("ITG"), acquiring shares of common stock of NUI pursuant to the Agreement and Plan of Merger dated as of August 16, 1999 (the "Merger Agreement") by and among NUI, NUI Acquisition Corp., ITG and the Stockholders of ITG.

            1.   Certain Defined Terms.

               Capitalized terms used herein shall have the respective meanings ascribed to them in the Merger Agreement, unless the content requires otherwise. In addition, as used in this Declaration, the following additional terms have the following meanings:

              "Exchange Act" means the Securities Exchange Act of 1934,
               as amended

               "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that similarly permits inclusion or incorporation of substantial information by reference to other documents filed by NUI with the SEC.

               "Holders" means (a) the record holders of the Company Common Stock to whom Registrable Shares are being issued pursuant to the Merger Agreement, and (b) any of such record holders' respective family members, and trusts wholly or principally for the benefit of family members, to whom such holders transfer record ownership of any of the Registrable Shares.


               "Indemnified Party" has the meaning set forth in Section 6.3

               "Indemnifying Party" has the meaning set forth in Section 6.3

               "Registrable Shares" means, with respect to a Holder, (a) the shares of NUI Common Stock issued or issuable to such Holder as a stockholder of the Company constituting the Per Share Price and the Additional Per Share Price pursuant to the Merger Agreement, (b) any other securities issued by NUI in exchange for any Registrable Shares and (c) any shares of NUI Common Stock issued as a dividend or distribution on account of Registrable Shares or resulting from a subdivision of outstanding Registrable Shares into a greater number of securities (by reclassification, stock split or otherwise), provided that a security that was at one time a Registrable Share shall cease to be a Registrable Share when (a) it has been effectively registered under the Securities Act and has been disposed of pursuant to a registration statement or (b) it has been transferred and is no longer held of record by a Holder.


              "SEC" means the Securities and Exchange Commission.

              "Securities Act" means the Securities Act of 1933, as
               amended.


             "Shelf Registration" has the meaning set forth in Section
              2.1.

            2.   Registrations

            2.1 Shelf Registration As soon as practicable after the Closing Date of the Merger, but no later than thirty
                 (30) days after such Closing date, NUI shall use its reasonable best efforts to (a) prepare and file a registration statement (the Shelf Registration:) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC), and permitting sales in ordinary course brokerage or dealer transactions not involving an underwritten public offering and covering registration of the resale of all of the Registrable Shares, (b) cause such registration statement to become effective as soon as practicable after filing and (c) subject to
                 Section 3.2, keep such registration statement continuously effective through the later of November 12, 2000 or the first anniversary of the date of delivery of shares of NUI Common Stock under Section
                 1.06 of the merger Agreement, if any (the
                 "Effectiveness Period". In no event shall NUI have any obligation to keep such registration statement in effect beyond the Effectiveness period, unless otherwise extended pursuant to the terms hereof. If a Holder shall propose to sell any Registrable Shares pursuant to a registration statement filed pursuant to this Section 2.1, it shall notify NUI of its intent to do so at least three full business days prior to such sale. NUI shall not be required to effect more than one registration under this Section 2.1.


            3.   Obligations of NUI.

            3.1 General Obligations. In connection with registrations pursuant to Section 2, and subject to the limitations of that Section, NUI shall:

                 (a) prepare and file with the SEC the registration statement in accordance with Section 2 with respect to Registrable Shares and use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable after filing in the manner provided in Section 2 and, in the case of registrations under Section 2.1, to keep such registration statement continually effective as provided therein;
                 (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary, and comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Shares registered in such registration statement;
                 (c) furnish to each Holder, without charge, such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to effect the offering and sale of the Registrable Shares to be offered and sold, but only while NUI shall be required under the provisions hereof to cause the registration statement to remain current; and
                 (d) use its reasonable best efforts to register or qualify the Registrable Shares covered by such registration statements under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request provided that NUI shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified).
                 (e) cause all Registrable Shares covered by a registration statement to be listed on the New York Stock Exchange or any other national securities exchange or quotation system, if any, upon which NUI Common Stock is then trading or being listed.

            3.2 Notification Obligations. NUI shall promptly notify each Holder whose shares of Registrable Shares are covered by a registration statement hereunder.

                 (a) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective;

                 (b) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement;

                 (c) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;

                 (d) of the receipt by NUI of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or

                 (e) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            Upon the happening of any event of the kind described in clause (b), (c), (d) or (e) above or any other event that, in the good faith judgment of NUI's Board of Directors, renders it advisable to suspend use of any prospectus due to pending corporate developments, public filings with the SEC or similar material events, NUI may suspend use of the prospectus on written notice to the Holders (in which case each Holder shall discontinue disposition of Registrable Shares covered by a registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by NUI that the use of the applicable prospectus may be resumed). Subject to the last sentence of this paragraph, any such suspension or suspensions shall be for no more than sixty days in the aggregate but no more than thirty continuous days, provided that such time restrictions shall not apply if the happening is beyond NUI's reasonable control and provided further that NUI may suspend such use for up to thirty additional days in connection with a then proposed underwritten public offering and provided further that the Effectiveness Period shall be extended by the number of days during such period that the registration statement failed to be effective.
            NUI shall use its reasonable best efforts to ensure that the use of the prospectus may be resumed as soon as practicable. NUI shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable time. NUI shall, upon the occurrence of any recent contemplated by clause
            (e) above, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


            3.3. Reports Under Exchange Act. NUI agrees to (a) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of NUI under the Securities Act and the Exchange Act and (b) furnish to each Holder forthwith upon request (i) a written statement by NUI that it has complied with the reporting requirements of the Securities Act and the Exchange Act or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual report of NUI and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Form S-3.


            4. Obligations of Holders.

            4.1 Relating to Shelf Offerings. In order for any Registrable Shares of a Holder to be included in any Shelf Registration pursuant to Section 2.1, each Holder shall provide all such information and materials to NUI and take all such action as may be required in order to permit NUI to comply with all applicable requirements of the SEC and any state securities commission or bureau and to obtain the effectiveness of and any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of NUI pursuant to this
            Section 4.2; provided that NUI shall have used its reasonable best efforts to provide reasonable advance notice of the need for such information, materials or actions and shall have afforded each Holder a reasonable opportunity to provide such information and materials and to take such action.

            4.2 General. By exercising any rights hereunder, each Holder shall be deemed to assume all obligations of a Holder hereunder as through such Holder were a signatory hereto. NUI may require any Holder to execute an instrument whereby such Holder expressly assumes all obligations of such Holder hereunder as a condition precedent to any obligations of NUI to such Holder hereunder.





            5. Expenses

            NUI shall pay all expenses incident to its performance of or compliance with this Declaration, regardless of whether any registration becomes effective, including (a) all registration and filing fees of the SEC, the National Association of Securities Dealers, Inc. and the New York Stock Exchange, (b) all fees and expenses incurred in complying with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares),
            (c) all printing, messenger and delivery expenses, (d) all fees and expenses of NUI's transfer agent and registrar,
            (e) all fees and disbursements of NUI's independent public accountants and counsel and (f) all fees and expenses of any special experts retained by NUI in connection with any registration pursuant to the terms of this Declaration; provided, however, that the Holders shall be liable for (A) any fees or commissions of brokers, dealers or underwriters, (B) any transfer taxes and (c) any fees or expenses of consultants, financial advisors, counsel and other professionals acting on behalf of the Holders in connection with any registration pursuant to the terms of this Declaration.

            6. Indemnification

            In the event of any offering registered pursuant to this
            Declaration:

            6.1 controlling a Holder (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange
            Act), and the respective representatives and agents of each Holder or any person controlling a Holder against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, (including, but not limited to, attorneys fees) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Declaration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by NUI of any rule or regulation promulgated under the Securities Act, or state securities laws applicable to NUI in connection with any such registration, and, will reimburse each such Holder, and each person controlling such Holder, for any legal and any other out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that NUI will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to NUI by such Holder or controlling person and stated to be specifically for use therein.

            6.2 Each Holder will, if Registrable Shares held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify NUI, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of NUI's securities covered by such a registration statement, each person who controls NUI or such underwriter within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act, and each such Holder, and such Holder's legal counsel and independent accountants, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, prospectus, offering circular or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse NUI, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to NUI by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the respective net proceeds after expenses and commissions to each such Holder of Registrable Shares sold as contemplated herein.


            6.3  Each party entitled to indemnification under this
            Section 6.3 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party receives written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party my participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding the foregoing sentence, the Indemnified Party may retain its own counsel to conduct the defense of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses reasonably incurred by the Indemnified Party in defense of such claim or litigation, in the event that the Indemnifying Party does not assume the defense of such claim or litigation within sixty days after the Indemnifying Party receives notice thereof from the Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying Party consents in writing to such settlement (which consent shall not be reasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect to such claim or litigation.

            6.5  The obligations of  NUI  and each holder under this
            Section 6.4 shall survive the completion of any offering of stock in a registration statement under this Declaration and otherwise.


            7.  Miscellaneous.

            7.1 Amendment: Waiver. This Declaration, or any provision of this Declaration, may be amended or waived from time to time only upon the mutual written agreement of NUI and Holders who then owning of record a majority of the Registrable Shares. No delay or omission by any party to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any subsequent breach or of any other covenant contained in this Declaration.

            7.2 Notices. Notices and other communications by a party under this Declaration shall be in writing and hand-delivered, deposited with an overnight carrier for next day delivery, addressed to the parties as follows (or to such other addresses as any party may designate from time to time in writing):

            To NUI Corporation: NUI Corporation
                                550 Route 202-206
                                P. O. Box 760
                                Bedminster, New Jersey  07921-0760
                                Attention:  General Counsel

            To the Stockholders: c/o Richard Boudria
                                 International Telephone Group, Inc.
                                 1500 Mount Kemble Avenue
                                 Morristown,  New Jersey  07960

            With copies to: Gibbons, Del Deo, Dolan, Griffinger &
                            Vecchione
                            One Riverfront Plaza
                            Newark, NJ 07102
                            Attention:  Frank B. Reilly, Jr., Esq.


            And shall be deemed given when received.

            7.3 Assignment of Rights. The rights of any Holders to cause NUI to register Registrable Shares pursuant to this Declaration may not be assigned by the Holders to any person or entity, except that a Holder may transfer its rights hereunder in connection with a transfer to any of such record holders' respective family members and trusts wholly or principally for the benefit of family members to who such holders transfer record ownership of any of the Registrable Shares.

            7.4 Construction. Titles or captions of Sections contained in this Declaration are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Declaration or the intent or any provision of this Declaration. The words "herein" and "hereof" and other words of similar import refer to this Declaration as a whole and not to any particular part of this Declaration. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described. All references herein to Sections shall be deemed references to sections of this Declaration, except as otherwise provided.